June 22, 2026

BlackRock 2037 Municipal Target Term Trust

100 Bellevue Parkway

Wilmington, Delaware 19809

Ladies and Gentlemen:

We have acted as special Maryland counsel to BlackRock 2037 Municipal Target Term Trust, a Maryland statutory trust registered under the Investment Company Act of 1940, as amended, as a closed-end management investment company (the “Trust”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of up to an aggregate of 2,000,000 common shares (the “Shares”) of beneficial interest, par value $0.001 per share, of the Trust, pursuant to the Registration Statement on Form N-2 filed by the Trust with the Securities and Exchange Commission (the “Commission”) on March 26, 2026 (File No. 333-294651) (together with all amendments thereto through the date hereof, the “Registration Statement”).

In connection with our representation of the Trust, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (hereinafter collectively referred to as the “Documents”):

1.

the Registration Statement in the form transmitted to the Commission for filing pursuant to the Act (exclusive of the documents incorporated by reference therein or otherwise deemed to be part thereof or included therein other than the Declaration of Trust and the Bylaws (as each is defined herein));

2.

the Certificate of Trust of the Trust (as amended to the date hereof, the “Trust Certificate”) as reflected in the records of the State Department of Assessments and Taxation of the State of Maryland (the “SDAT”);

3.

the Amended and Restated Agreement and Declaration of Trust of the Trust (as amended and supplemented to the date hereof, the “Declaration of Trust”) certified as of the date hereof by an officer of the Trust;

4.	the Amended and Restated Bylaws of the Trust (the “Bylaws”) certified as of the date hereof by an officer of the Trust;

5.	a certificate of the SDAT as to the good standing of the Trust, dated as of a recent date (the “SDAT Certificate”);

6.

resolutions (the “Resolutions”) adopted by the Board of Trustees (the “Board of Trustees”) of the Trust relating to the registration of the Shares, certified as of the date hereof by an officer of the Trust;

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7.

a certificate executed by an officer of the Trust, dated as of the date hereof, with respect to certain factual matters regarding the Trust Certificate, the Declaration of Trust, the Bylaws, and the Resolutions (the “Officer’s Certificate”); and

8.	such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations, and qualifications stated herein.

In expressing the opinions set forth below, we have assumed the following:

1.	Each individual executing any of the Documents, whether on behalf of such individual or any other person, is legally competent to do so.

2.

All Documents submitted to us as originals are authentic. All Documents submitted to us as certified or photostatic copies conform to the original documents. All signatures on all such Documents are genuine (whether manual, electronic or otherwise) and, to the extent that a signature on a Document is manifested by electronic or similar means, such signature has been executed or adopted by a signatory with an intent to authenticate and sign the document. All public records reviewed or relied upon by us or on our behalf are true, accurate, and complete.

3.

The issuance of, and certain terms of, the Shares to be issued by the Trust from time to time will be authorized and approved by the Board of Trustees, or a duly authorized committee thereof or duly authorized officers of the Trust, as the case may be, in accordance with the Maryland Statutory Trust Act, the Trust Certificate, the Declaration of Trust, the Bylaws, and the Resolutions prior to the issuance of such Shares (such authorization and approval referred to herein as the “Trust Proceedings”).

4.

After giving effect to any issuance of the Shares, the total number of common shares of beneficial interest issued and outstanding will not exceed the total number of common shares of beneficial interest that the Trust is then authorized to issue under its Declaration of Trust.

5.

At the time of issuance of any of the Shares, (a) the Trust will be in good standing under the laws of the State of Maryland, (b) none of the governing documents of the Trust will have been amended so as to cause such issuance of the Shares to conflict with or violate any provisions of the governing documents of the Trust, and (c) such securities will not violate any law applicable to the Trust or result in a default under or breach of any agreement or instrument then-binding upon the Trust, and such securities will comply with all requirements and restrictions, if any, applicable to the Trust, imposed by any court or governmental or regulatory body having jurisdiction over the Trust.

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Based upon the foregoing, and subject to the assumptions, limitations, and qualifications stated herein, it is our opinion that:

1.	The Trust is a statutory trust duly formed and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.

Upon the completion of the Trust Proceedings with respect to the Shares, the Shares offered by the Trust will be duly authorized and, when and if issued and delivered against payment therefor in accordance with the Resolutions, the Trust Proceedings, and the Registration Statement, the Shares will be legally issued, fully paid, and non-assessable (except to the extent that under Section 3.8 of Article III of the Declaration of Trust, the Board of Trustees has the power to cause each Shareholder (as defined in the Declaration of Trust) to pay directly, in advance or arrears, for charges of distribution, of the custodian or transfer, Shareholder servicing or similar agent, a pro rata amount as defined from time to time by the Board of Trustees, by setting off such charges due from such Shareholder from declared but unpaid dividends or distributions owed such Shareholder and/or by reducing the number of shares in the account of such Shareholder by that number of full and/or fractional shares that represents the outstanding amount of such charges due from such Shareholder).

To the extent our opinions set forth herein address, or depend on, the Trust’s legal existence or good standing in the State of Maryland, they are based in that regard solely on the SDAT Certificate, a review of the Declaration of Trust, and the confirmation in the Officer’s Certificate that the Trust has taken no voluntary action for its dissolution.

We express no opinion with respect to the laws of, or the effect or applicability of the laws of, any jurisdiction other than, and our opinion expressed herein is limited to, the laws of the State of Maryland, except that we express no opinion with respect to the “blue sky” or other securities laws or regulations of the State of Maryland or any other jurisdiction. To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter. The opinions expressed herein are limited to the matters expressly set forth in this letter and no other opinion should be inferred beyond the matters expressly stated.

We hereby consent to the use of our name and reference to this opinion under the heading “Legal Matters” in the forms of Prospectus Supplement forming a part of the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Miles & Stockbridge P.C.

By:	/s/ Emily Higgs
Principal